The James Advantage Funds
         N-SAR Item 77Q1(b). Proposed Changes to Investment Policies of
              The James Advantage Funds Pursuant to SEC Rule 35d-1
                      of the Investment Company Act of 1940

TO:       Board of Trustees of the James Advantage Funds

FROM:     Frank L. Newbauer

DATE:     August 21, 2001

RE:       The James Advantage Funds' Compliance with Rule 35d-1

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                                   RULE 35D-1

     Rule 35d-1 of the Investment Company Act of 1940 (the "1940 Act") requires that, in order not to be materially deceptive and misleading, a mutual fund whose name suggests that the fund focuses its investments in a particular type of investment, must:

1) adopt a policy to invest, under normal circumstances, at least 80% of the value of its assets in the particular type of investment suggested by the fund's name; and

2)   (a)  the foregoing  investment policy may be a fundamental policy, in which
          case  a  change  in  the  policy   must  be  approved  by  the  fund's
          shareholders, OR

     (b) the foregoing investment policy may be a non-fundamental policy, in which case the fund must provide the fund's shareholders with at least 60 days prior notice of any change in the investment policy, which non-fundamental policy must provide specifically that:

          (i) the notice of change will be in plain English in a separate written document;

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          (ii)  the notice of  changes  will  contain  the  following  prominent statement, or similar clear and understandable statement, in bold-face type: "IMPORTANT NOTICE REGARDING CHANGE IN INVESTMENT POLICY"; and

          (iii) the foregoing statement also will appear on the envelope in which the notice is delivered unless the notice is delivered separately from other communications to the shareholder.

     Mutual funds must comply with Rule 35d-1 by July 31, 2002.

                            THE JAMES ADVANTAGE FUNDS

     Of the four series of the James Advantage Funds (the "Trust"), The James Small Cap Fund and The James Large Cap Plus Fund are each funds whose names
suggest  that  they  invest  in  a   particular   type  of   investment,   small
capitalization and large capitalization securities respectively. The current prospectus, dated November 1, 2000 (the "2000 Prospectus"), states that the Small Cap Fund "invests primarily in common stocks of small capitalization companies" without specifying a minimum level of investment. The 2000 Prospectus states also that the Large Cap Plus Fund will normally invest "at least 65% of the Fund's assets . . . in common stocks of large capitalization companies . . .." Neither of these are fundamental investment practices and so may be changed by the Board of Trustees without shareholder approval.

     The Trust's registration statement will be amended, as required by the 1940 Act, effective November 1, 2001 (the "2001 Prospectus"). Although compliance with Rule 35d-1 will not be mandatory at the time of this amendment, management recommends that the Board of Trustees adopt Rule 35d-1 policies for the Small Cap Fund and the Large Cap Plus Fund now so that it will not be necessary to amend the 2001 Prospectus next summer. Management recommends further that the Board of Trustees adopt these policies as non-fundamental policies so that if in

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the future it is  advantageous  to the Trust to change either Fund's  investment practices, the Board of Trustees may do so without putting the matter to a shareholder vote; the Trust will, rather, give shareholders the required 60-day notice of the change in policy.

                                   CONCLUSION

     Management recommends that the Board of Trustees adopt non-fundamental investment policies, pursuant to Rule 35d-1 of the 1940 Act, for The James Small Cap Fund and The James Large Cap Plus Fund that state that each Fund will invest, under normal circumstances, at least 80% of the value of its assets in small capitalization companies and large capitalization companies, respectively. Each policy will further require that the Trust will notify Fund shareholders of any change in the investment policy in the manner required by Rule 35d-1.